Exhibit No. 16

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

July 22, 2003

Dear Sir/Madam:

We have read the statements in Item 4 included in the Form 8-K dated July 22, 2003 of Technical Communications Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/S/ GRANT THORNTON LLP

Grant Thornton LLP

Copy to:

Mr. Michael Malone, Chief Financial Officer, Technical Communications Corporation

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